Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF
KERYX BIOPHARMACEUTICALS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of Keryx Biopharmaceuticals, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Ronald C. Renaud, Jr, Senior Vice President, Chief Financial Officer, Secretary and Treasurer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2007	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr. Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)